EXHIBIT (5)(a)

FORM OF APPLICATION

HELPFUL APPLICATION HINTS

Thank you for choosing Transamerica for your clients’ retirement needs.

Want to avoid processing delays, having to obtain additional signatures or receiving commissions late? This document outlines the most common errors which cause application processing delays and rejections.

Section 2 - Owner Information: Make sure all required information is complete and legible. Most common missing, incorrect or illegible information includes:

• Social Security Number/Taxpayer Identification Number	• Missing Citizenship

• Incomplete or Missing Date of Birth (mm/dd/yyyy)	• Incomplete Owner Name

• Incomplete Address Information - Verify Residential Address is a Street Address if Mailing Address is a P.O. Box

Section 5 - Beneficiary Designation: At a minimum verify the Name is completed. If the spouse is the beneficiary, the address, citizenship, Social Security Number and Date of Birth must be completed as well.

Section 6 - Purchase Payment Information: Doing a transfer? You must include the appropriate Transamerica transfer form with the application. The transfer form and Section 6 of the application should match.

Section 7 - Benefit Elections: If you are electing a Death Benefit or Living/Withdrawal Benefit, verify the Benefit is available for the product and state selected, the annuitant is within the rider’s issue ages and the type of annuity selected.

Section 8 - Living/Withdrawal Benefit: If you are electing a Living/Withdrawal Benefit, please note that under the Joint option, “civil union or domestic partner” refers to a domestic partnership/civil union between two people of the same sex.

Section 9 - Replacements: When completing the Replacement Questions in Section 9 all questions must be answered. In addition the client’s replacement answers on the left should correspond to the financial professional’s answers on the right.

NOTE: Many states have replacement regulations which may include a replacement form for replacements and non-replacements dependent on the answers to the questions in Section 9. Please ensure you follow the replacement regulations applicable to the issue state listed on the application.

Missing Application Documents: Verify all required documents are included, complete and legible. Examples of Forms and/or documents often forgotten in applicable situations include:

• Electronic Submission Questionnaire	• Internal Transfer Disclosure	• Power of Attorney

• State Replacement Forms	• Transfer Forms	• Trustee or Entity Certification

Investment Form Based on the Rider Election:

Transamerica Income EdgeSM TIE Rider Investment Form	Retirement Income Max® RIM Rider Investment Form

Retirement Income Choice® RIC Rider Investment Form	GPS Rider or No Rider Election Open Investment Form

Please Print Clearly - As a convenience to you, applications are writable online at www.transamerica.com.

REMINDER: PER STATE REGULATIONS, a number of states require product specific training prior to solicitation. Please verify you have completed the necessary training if applicable in the state you are choosing to solicit business.

Following the hints above can streamline and increase the efficiencies in processing your business.

In addition, Transamerica is proud to offer our industry leading concierge service. This service was created to help simplify the process of writing variable annuity business. For further assistance regarding the application or the concierge service please call the Transamerica Annuities Sales Desk at (800) 851-7555.

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(Hereafter referred to as the Company, we, our, or us) Home Office: Cedar Rapids, IA	Individual Variable Deferred Annuity Application
Transamerica Life Insurance Company
4333 Edgewood Road NE, Cedar Rapids, IA 52499
(800) 525-6205
www.transamerica.com

By providing an email address below, I consent to receive an email that will initiate the process of receiving electronic documents and notices applicable to the Eligible Policy/Policies accessed through the Company website. A link within the email will direct you to the Company e-delivery terms and conditions as well as our registration and consent process. I have access to the Internet for the purpose of accepting electronic delivery of documents.

Email Address:

Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable.

1. PRODUCT INFORMATION

Product: Transamerica InspireSM

2. PRIMARY OWNER INFORMATION

Type of Owner: If the Type of Owner is an Individual, there must be an immediate (spouse, civil union, domestic partner, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐ Individual	☐ Trust (1)	☐ Qualified Custodial Account (4)

☐ Entity (2)	☐ Company Qualified Plan (3)	☐ UGMA/UTMA

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

Mailing Address:
Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐  U.S. Citizen/Entity    ☐  Non-U.S. Citizen/Entity (Country:                                                                                             )

☐  Resident Alien    ☐ Non-Resident Alien

Gender: ☐ Male    ☐ Female

(1)	Trustee Certification Form is Required.
(2)	Entity Certification Form is Required.
(3)	Profit Sharing Plan, Pension Plan, 401(k), etc. Qualified Plan Certification Form is Required. The Company must be the Beneficiary listed in Section 5.
(4)	If a Joint Rider is selected in Section 7C, the Spousal Information for Custodial Accounts Form is required.

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3. JOINT OWNER INFORMATION

If no Joint Owner is listed, the Company will issue the policy with the Primary Owner listed in Section 2.

If Type of Owner in Section 2 is an Individual; there must be an immediate (spouse, civil union, domestic partner, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐ Check here if the Joint Owner’s Address is the same as the Primary Owner’s Address.

Relationship to Owner:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

Mailing Address:
Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen/Entity	☐ Non-U.S. Citizen/Entity (Country: )
☐ Resident Alien ☐ Non-Resident Alien
Gender: ☐ Male ☐ Female

4. ANNUITANT INFORMATION

If no Annuitant is listed, the Company will issue the policy with the Primary Owner and Annuitant as the same.

If Type of Owner in Section 2 is an Individual; there must be an immediate (spouse, civil union, domestic partner, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐ Check here if the Annuitant’s Address is the same as the Primary Owner’s Address.

Relationship to Owner:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

Mailing Address:
Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen	☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien
Gender: ☐ Male ☐ Female

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5. BENEFICIARY DESIGNATION

The percentages assigned must be whole percentages and total 100% for each beneficiary type (primary and/or contingent). If the percentages do not total 100%, we will consider this designation incomplete until sufficient beneficiary information is received. If a designation is incomplete or there are no surviving beneficiaries at the time a claim is processed, proceeds will be payable per the terms of the policy.

●	If the Beneficiary is to be restricted, the Beneficiary Designation with Restricted Payout Form must be received.

☐	Primary Allocation Percentage: % Is this an Irrevocable Beneficiary? ☐ Yes ☐ No

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

☐ Primary    ☐ Contingent Allocation Percentage:                                     % Is this an Irrevocable Beneficiary? ☐ Yes    ☐ No

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

☐ Primary     ☐ Contingent Allocation Percentage:                             % Is this an Irrevocable Beneficiary? ☐ Yes    ☐ No

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

☐ Check if there are more Beneficiaries and complete the Additional Beneficiary Form and return with the application.

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6. PURCHASE PAYMENT INFORMATION

Type of Annuity Applying for (select only one): If applying for a Qualified Plan (Profit Sharing Plan, Pension Plan, 401(k), or other), the Qualified Plan Certification and Acknowledgement Form and Plan Investment and Services Agreement is required.

☐ Non-Qualified	☐ Traditional IRA	☐ Roth IRA	☐ SEP IRA	☐ SIMPLE IRA

☐ Profit Sharing Plan	☐ Pension Plan	☐ 401(k)	☐ Other:

☐ BENE IRA - Deceased Name:	Date of Death:

☐ Non-Qualified Stretch - Deceased Name:	Date of Death:

Funding Options:

☐	Check Enclosed

☐	Wire

☐	Financial Professional/Client to request release of funds

☐	The Company to request release of funds. The 1035 Exchange, Rollover or Transfer Request Form is required. Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

Source of Funds:

☐	New Money / Contribution Money $ if Qualified Plan - Tax Year:

☐	Non-Qualified 1035 Exchange - Anticipated Premium Amount $

☐	CD/Mutual Fund Redemption - Anticipated Premium Amount $

☐	Direct Transfer - Anticipated Premium Amount $

☐	Rollover - Anticipated Premium Amount $

7A. ELECTIONS - DEATH BENEFIT

You must select only one Death Benefit option. Your selection cannot be changed after the policy has been issued.

☐	Return of Premium Death Benefit

☐	Annual Step-Up Death Benefit

7B. ELECTIONS - ADDITIONAL DEATH BENEFIT RIDER

You can select only one Additional Death Benefit Rider.

If the Type of Annuity in Section 6 is BENE IRA or Non-Qualified Stretch, the Additional Death Benefit Riders are not available.

☐	Additional Death Distribution + (Plus) (ADD+)

☐	Additional Death Distribution (ADD)

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7C. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER

If you elect either the Retirement Income Choice® or Retirement Income Max® Rider identified in this section, which provides certain guaranteed benefits, the Company requires your policy value to be allocated into designated investment options. One or more of the designated investment options may include a volatility control strategy. If you elect the Transamerica Income EdgeSM Rider, the Company requires a certain percentage of your policy value to be allocated to one or more investment options with the Select Investment Options. The remainder of the policy value may be allocated to one or more investment options within the Flexible Investment Options. One or more of these investment options may include a volatility control strategy. Volatility control strategies, in periods of high market volatility, could limit your participation in market gains; this may conflict with your investment objectives by limiting your ability to maximize the potential growth of your policy value and, in turn, the value of any guaranteed benefit that is tied to investment performance. Volatility control strategies are intended to help limit overall volatility and reduce the effects of significant market downturns during periods of high market volatility, providing policy owners with the opportunity for smoother performance and better risk-adjusted returns. Volatility control (and similar terms) can encompass a variety of investment strategies of different types and degrees; therefore, you should read the applicable annuity and underlying fund portfolio prospectuses carefully to understand how these investment strategies may affect your policy value and rider benefit. The Company’s requirement to invest in certain investment options, some of which may include volatility control, may reduce our costs and risks associated with these riders. You pay an additional fee for the guaranteed benefit, which, in part, pays for protecting the related benefit base from investment losses. Since the rider benefit base does not decrease as a result of investment losses, volatility control strategies might not provide meaningful additional benefit to you. You should carefully evaluate with your Financial Professional whether to invest in funds with volatility control strategies, taking into consideration the potential positive or negative impact that such strategy may have on your investment objectives, your policy value and the benefits under the riders. If you determine that funds with volatility control strategies are not consistent with your investment objectives, there continues to be other designated investment options available under these riders that do not invest in funds that utilize volatility control strategies.

You can select only one Living/Withdrawal Benefit Rider.

•	If a Joint rider option is selected, and the policy has a Joint Owner, the spouse must be an owner (primary or joint). If the Joint rider is selected and there is not a Joint Owner, the sole Primary Beneficiary must be the annuitant’s spouse.

•	If the Type of Annuity in Section 6 is BENE IRA or Non-Qualified Stretch, the Living/Withdrawal Benefit Riders are not available.

◆	Transamerica Income EdgeSM (TIE) Rider - Please complete the TIE Rider Investment Form.

Election - To elect this rider, select either the Single option or the Joint option.

☐ Single

☐ Joint

This rider includes a 20% investment into the Stable Account and a minimum of 20% into the Select Investment Options.

◆	Retirement Income Choice® (RIC) Rider - Please complete the RIC Rider Investment Form.

Election - To elect this rider, select either the Single option or the Joint option.

☐ Single

☐ Joint

RIC Rider Option

☐	Income EnhancementSM - You cannot elect this Option if the qualifying person or persons is/are already admitted to a hospital or already resides in a qualifying nursing facility.

◆	Retirement Income Max® (RIM) Rider - Please complete the RIM Rider Investment Form.

Election - To elect this rider, select either the Single option or the Joint option.

☐ Single

☐ Joint

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7C. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER (continued)

◆	Guaranteed Principal SolutionSM (GPS) Rider - Please complete the Open Investment Form.

☐ GPS Rider

7D. ELECTIONS - OTHER AVAILABLE RIDERS

Elections below may not be available with all products.

☐ Liquidity Rider

8. INVESTMENT ALLOCATIONS

You must complete the appropriate

INVESTMENT FORM based on the rider election:

Transamerica Income EdgeSM TIE Rider Investment Form	Retirement Income Max® RIM Rider Investment Form

Retirement Income Choice® RIC Rider Investment Form	GPS Rider or No Rider Election Open Investment Form

9. OWNER & FINANCIAL PROFESSIONAL - REPLACEMENT INFORMATION

Both the Owner Response and the Financial Professional Response columns must be completed.

Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

☐	Check here if there are more than three (3) replacement policies, complete the Additional Replacement Policy Form and return with the application.

Replacement Questions	Owner Response	Financial Professional Response
Did the Financial Professional present and leave only insurer-approved sales material with the Owner?	Not Applicable	☐ No ☐ Yes
Does the Owner have any existing life insurance policies or annuity contracts?	☐ No ☐ Yes	☐ No ☐ Yes
Will this annuity replace or change any existing life insurance policies or annuity contracts?	☐ No ☐ Yes	☐ No ☐ Yes
If yes - Company:
Policy #:

Company:
Policy #:

Company:
Policy #:

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10. TELEPHONE/ELECTRONIC AUTHORIZATION

As the Owner, you will receive this privilege automatically. If a policy has Joint Owners, each Owner may individually make telephone and/or electronic requests. If no option is selected, the authorization will default to Owner(s) only.

☐ Yes	By checking “Yes,” I am authorizing and directing the Company to act on telephone or electronic instructions from my Financial Professional(s), Servicing Representative(s) or their Support Staff. This may include fund transfers, allocation changes and any other changes approved by the Company. The Company will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, the Company and its affiliates and their Directors, Officers, Employees, Financial Professionals will be held harmless for any claim, liability, loss or cost.

☐ No	By checking “No”, I am not authorizing and directing the Company to act on telephone or electronic instructions from my Financial Professional of record, Servicing Representative(s) or their Support Staff.

11. OWNER & ANNUITANT SIGNATURES AND ACKNOWLEDGEMENTS

☐	Please check here if you want to be sent a copy of “Statement of Additional Information”.

•	Unless I have notified the Company of a community or marital property interest in this policy, the Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•	I certify that if the Income EnhancementSM was elected in Section 7C, the qualifying person or persons is/are not already admitted to a hospital and does not currently reside in a nursing facility.

•	This application is subject to acceptance by the Company. If this application is rejected for any reason, the Company will be liable only for return of purchase payment paid.

•	I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Taxpayer Identification Number and any other information necessary to sufficiently identify each customer.

•	When funds are allocated to the Fixed Accounts on the rider investment forms (if available), policy values may increase or decrease in accordance with an Excess Interest Adjustment prior to the end of the Guaranteed Period.

•	All statements in this application made by or under the authority of the applicant are representations and not warranties.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Account values when allocated to any of the options on the rider investment forms are not guaranteed as to fixed dollar amount and will increase or decrease with investment experience.

If the individuals signing below are signing as a Power of Attorney, Guardian, Conservator, Authorized Representative, or Trustee, additional information is required.

Signed at:
	City	State

Date:	Linking Number:

Owner(s) Signature:	X
I am signing as: ☐ Power of Attorney ☐ Guardian ☐ Conservator ☐ Authorized Representative ☐ Trustee

Joint Owner(s) Signature:	X
I am signing as: ☐ Power of Attorney ☐ Guardian ☐ Conservator ☐ Authorized Representative ☐ Trustee

Annuitant Signature (if not Owner):	X

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12. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS & SIGNATURES

REMINDER - If there is more than one product listed in Section 1, please verify a product has been selected.

I certify that I have truly and accurately recorded on the application the information that was provided to me by the applicant.

I HAVE MADE REASONABLE EFFORTS TO OBTAIN INFORMATION CONCERNING THE CONSUMER’S FINANCIAL STATUS, TAX STATUS, INVESTMENT OBJECTIVES AND SUCH OTHER INFORMATION USED OR CONSIDERED TO BE REASONABLE IN MAKING THE ANNUITY RECOMMENDATION AND FIND THE ANNUITY BEING APPLIED FOR APPROPRIATE FOR HIS/HER NEEDS.

If this is a replacement transaction, I confirm that I have reviewed the Company’s written standard regarding the acceptability of replacements and that it meets the Company’s standard.

Primary Registered Financial Professional

Print Full Name:

Financial Professional ID Number:

Email Address (Optional):	Phone Number:

Firm Name:

Firm Address:

Commission Split: (1) %

Signature:	X

For Financial Professional Use Only - Contact your home office for program information.

Commission options below are based on the product and rider(s) selected.

☐ Option A             ☐ Option B            ☐ Option C            ☐ Option D

(Once selected, program cannot be changed)

Additional Financial Professional(s)

The following Servicing Financial Professional(s) must also meet all licensing, appointment and training required to solicit this policy. As a Servicing Financial Professional the individual(s) listed below will have the same independent rights to access policy information and submit instructions as are granted to the Primary Financial Professional of Record.

Print Full Name:

Financial Professional ID Number:	Commission Split:	(1)%

Print Full Name:

Financial Professional ID Number:	Commission Split:	(1)%

Print Full Name:

Financial Professional ID Number:	Commission Split:	(1)%

☐	Check here if there are more than four (4) Financial Professionals. If so, are more than four (4) Financial Professionals, please complete the Additional Financial Professional Form.

(1)	Must be in whole percentages. Total Commission Split in Section 12 and Additional Financial Professional Form must equal 100%.

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